UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 13, 2020

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
6.25% Notes due 2024, par value $25	PBB	New York Stock Exchange
6.25% Notes due 2028, par value $25	PBY	New York Stock Exchange
6.875% Notes due 2029, par value $25	PBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Prospect Capital Corporation (the “Company”) hereby elects to rely upon, and be subject to (the “Election”), section II of the Order Under Sections 6(c), 17(d), 38(a) and 57(i) of the Investment Company Act of 1940 and Rule 17d-1 Thereunder Granting Exemptions from Specified Provisions of the Investment Company Act and Certain Rules Thereunder, Investment Company Act Release No. 33837 (Apr. 8, 2020) (the “Order”). The Company’s Board of Directors (the “Board”), including a required majority of the Board (as defined in section 57(o) of the Investment Company Act), approved the Election on April 13, 2020. In approving the Election the Board considered, among other things, the conditions to rely on and be subject to the Order and determined that the issuance and sale of the Company’s senior securities is permitted by the Order and is in the best interests of the Company and its stockholders.
The Election affords the Company greater flexibility in calculating its asset coverage ratios for purposes of sections 18(a)(1)(A) and 18(a)(2)(A) of the Investment Company Act (as modified by sections 61(a)(1) and 61(a)(2) of the Investment Company Act) (the “Asset Coverage Requirements”). The Asset Coverage Requirements prohibit the Company from issuing senior securities unless the Company has 200% “asset coverage” (as calculated pursuant to the requirements of the Investment Company Act) immediately after such issuance, which percentage may be reduced to 150%, as provided for in section 61(a)(2) of the Investment Company Act, a successor provision to section 61(a)(1) of the Investment Company Act referenced therein. The Election does not change this requirement; however, it does change the manner in which the Company is permitted to calculate these ratios under section 18(b) of the Investment Company Act.
Under the Order, the Company can use a modified formula to calculate its asset coverage ratios for purposes of the Asset Coverage Requirements and, in doing so, can rely in part on the fair value of its assets as of December 31, 2019. The overall effect of the Election is to make it easier for the Company to meet its applicable asset coverage ratios for purposes of the Asset Coverage Requirements, as well as for purposes of covenants referencing the Asset Coverage Requirements, which could result in the Company incurring additional leverage and being subject to the risks associated with additional leverage, but while also providing the Company with additional flexibility to manage its portfolio and support its portfolio companies during the economic disruption caused by the novel coronavirus (COVID-19) pandemic. The Election is effective through December 31, 2020 unless the Company withdraws it earlier.
The Election is subject to several conditions, including that for 90 days from the date of this Election, the Company may not make an initial investment in a portfolio company in which it was not already invested as of April 8, 2020, unless at the time of investment the Company can meet its applicable asset coverage ratios for purposes of the Asset Coverage Requirements without relying on the Election. Additionally, the Board (including a required majority) must make certain findings, and be presented with certain information, prior to each issuance of senior securities, and must monitor the Company’s asset coverage ratios.
The Election does not impact calculation of the Company’s asset coverage ratios for purposes of the declaration or payment of any dividend or any other distribution.
The Company notes that, on March 30, 2020, the Board approved the application to the Company of the reduced asset coverage requirements in section 61(a)(2) of the Investment Company Act, the successor provision to section 61(a)(1) of the Investment Company Act referenced therein, which reduces the asset coverage requirements applicable to business development companies from 200% to 150% (a 2:1 debt to equity ratio, as opposed to a 1:1 debt to equity ratio) provided certain requirements are satisfied. This reduction will become effective the first day after it is approved by the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  April 13, 2020

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